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                                                        Exhibit 2.3
                                                        -----------

                               ASSIGNMENT AGREEMENT
                               --------------------


            MERCANTILE BANCORPORATION INC. OF ARKANSAS, an Arkansas corporation ("Mercantile-Arkansas") hereby sells, assigns, transfers and sets over to FIRST NATIONAL BANK OF CONWAY COUNTY, a national bank ("FNBC"), its successors and assigns Mercantile-Arkansas's right to receive the assets and its obligation to assume the liabilities associated with the 201 North Moose, Morrilton, Arkansas, 72110 branch office (the "Morrilton Branch Office") of Security Bank of Conway, F.S.B., a federally-chartered stock savings bank ("SBC"), pursuant to the terms of that certain Amended and Restated Agreement and Plan of Reorganization by and among Mercantile Bancorporation Inc, Mercantile-Arkansas, and SBC, dated July 7, 1995, as amended and restated as of September 18, 1995 (the "Agreement"). With respect to the assets and liabilities of the Morrilton Branch Office, FNBC shall have all rights held by Mercantile-Arkansas under the Agreement, on FNBC's own behalf and in FNBC's own name, to take any action permitted by and in connection with the Agreement.

            IN WITNESS WHEREOF, Mercantile-Arkansas has executed this Assignment Agreement this 27th day of September, 1995.

                                          MERCANTILE BANCORPORATION INC. OF
                                          ARKANSAS


                                          By:   /s/ John W. McClure
                                             -------------------------------
                                                    John W. McClure
                                                    President and Chairman

ATTEST:


 /s/ Jon W. Bilstrom
------------------------------------
Jon W. Bilstrom, Secretary


        This Assignment Agreement is accepted as of this 27th day of September, 1995, and FNBC hereby agrees to accept and discharge
Mercantile-Arkansas's right to receive the assets and its obligation to assume the liabilities of the Morrilton Branch Office of SBC pursuant to the terms of the Agreement.

                                          FIRST NATIONAL BANK OF CONWAY COUNTY


                                          By:  /s/ Charles Penick
                                             ---------------------
                                                   Charles Penick
                                                   President and CEO

ATTEST:


 /s/ Suzanne Hartman
-------------------------------------
Suzanne Hartman, Secretary